EXHIBIT 99.1

SETTLEMENT AGREEMENT

     This Settlement Agreement (“Settlement Agreement”) is entered into as of February 22, 2007, by and among PainCare Holdings, Inc. (“PainCare”) and PainCare Acquisition Company XXI, Inc. (“PainCare Sub” and together with PainCare, the “Sellers”) on the one hand, Christopher J. Centeno, M.D., P.C. (the “Original Practice”), Therapeutic Management, Inc. (“TMI”), Christopher J. Centeno, M.D. (“Centeno”), John Schultz, M.D. (“Schultz”), and Centeno Schultz, Inc. (“CSI”, and together with the Original Practice, Centeno, Schultz and TMI, the “Purchasers”). Each of the Sellers and the Purchasers may be referred to herein as a “Party” or collectively as the “Parties.”

RECITALS

A.	On October 14, 2005, the Parties effected a transaction (the “Purchase Transaction”) by which (i) the Sellers acquired substantially all of the assets of the Original Practice, pursuant to that certain Asset Purchase Agreement, dated October 14, 2005, by and among PainCare, PainCare Sub, Centeno, Schultz and CSI (the “Original Purchase Agreement”); (ii) the Sellers acquired substantially all of the assets of TMI pursuant to that certain Asset Purchase Agreement, dated October 14, 2005, by and among PainCare, PainCare Sub, TMI and Centeno (the “TMI Purchase Agreement”), and (iii) CSI and the PainCare Sub entered into that certain Management Services Agreement, dated as of October 14, 2005 (the “Management Agreement”) pursuant to which the PainCare Sub would manage the business operations of CSI.

B.	The Parties have become dissatisfied with the arrangement contemplated by the Purchase Transaction and the conduct of the business in the form created by the Purchase Transaction. In addition, the Sellers, on the one hand, and the Purchasers, on the other, have made or otherwise threatened legal claims against each other. Each side of this dispute denies that it has engaged in any misconduct or legally actionable conduct of any kind, but each side continues to insist that that the other side has engaged in legally actionable wrongful conduct.

C.	The Sellers, on the one hand, and the Purchasers, on the other, have accordingly concluded that it is in their mutual best interest to settle all claims they may have against each other and to unwind the Purchase Transaction. By this Settlement Agreement and the ancillary documents hereto, it is the Parties intent to unwind the Purchase Transaction by severing completely the relationship between the Sellers and the Purchasers created by the Purchase Transaction, which will include the termination of all agreements linking those Parties together. Therefore, to effectuate the unwinding of the Purchase Transaction, (i) PainCare Sub desires to sell, and the Original Practice desires to purchase, all of the Purchased Assets (as defined in Section 2 hereof) for a purchase price of the lesser of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or the total amount of proceeds generated from the sale of the PainCare Shares, all of which will be paid to PainCare Sub out of the proceeds from the sale of the PainCare Shares (as described in more detail below) and (ii) in exchange for the Sellers’ agreement to terminate the Management Agreement and any and all other agreements between CSI and the Sellers, CSI shall pay to the Sellers Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) plus all remaining proceeds in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) from the sale of the PainCare Shares, pursuant to the terms and conditions of, and as more fully described in, this Settlement Agreement.

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Settlement Agreement agree as follows:

TERMS AND CONDITIONS

1. Purpose of Settlement Agreement and Absence of Liability.

     a. This Settlement Agreement and any and all schedules, exhibits and ancillary documents hereto (collectively, the “Settlement Documents”) are being executed for the purposes of (a) unwinding the Purchase Transaction; (b) providing for an orderly and amicable separation of the Parties, and (c) compromising and settling all disputes between them, which shall be accomplished generally as follows:

     i. Centeno and Schultz each shall contribute all of the PainCare Shares (defined in Section 6 below) to the Original Practice.

     ii. The Original Practice will purchase the Purchased Assets from the PainCare Sub for the lesser of: (a) Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); and (b) the total amount of proceeds from the sale of the PainCare Shares. Specifically, the PainCare Shares shall be sold in accordance with Section 6(c) below, and up to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) of proceeds from the sale of the PainCare Shares shall be paid by the Original Practice to the PainCare Sub in exchange for the Purchased Assets.

     iii. The Original Practice shall distribute all of the PainCare Shares Remaining Sale Proceeds (defined in Section 6(c)) to Centeno and Schultz and will transfer the Purchased Assets to Centeno and Schultz. Centeno and Schultz shall contribute such PainCare Shares Remaining Sale Proceeds and the Purchased Assets to CSI. CSI shall pay such PainCare Shares Remaining Sale Proceeds plus Seven Hundred Fifty Thousand and 00/100 ($750,000.00) to the PainCare Sub in exchange for the termination of the Management Agreement.

     b. It is expressly understood and agreed, as a condition hereof, that any payment or agreement associated with this Settlement Agreement will not constitute or be construed as an admission of liability on the part of any of the Parties to this Settlement Agreement.

2. Transfer of Purchased Assets.

     a. Sale of Purchased Assets to Original Practice. Subject to the terms and conditions of this Settlement Agreement, effective as of the Closing Date (as defined in Section 11 below), the Original Practice shall purchase, and the PainCare Sub shall sell, transfer, convey, assign and deliver to the Original Practice all of the PainCare Sub’s rights, claims and assets (of every kind, nature, character, and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise) and wherever situated, of the Purchased Assets (as defined in the Original Purchase Agreement and the TMI Purchase Agreement), including without limitation, the accounts receivable of CSI and any other assets which are used, held for use or acquired or developed for use by the PainCare Sub in connection with its management of CSI (collectively, the “Purchased Assets”). The Purchased Assets expressly exclude the Excluded Assets described in Section 3 below (it being expressly understood that the goodwill and going concern value pertaining to the Purchased Assets, the Sellers and the business of the Sellers are an Excluded Asset). The PainCare Sub and the Original Practice shall enter into that certain Bill of Sale in substantially the same form as attached hereto as Exhibit 2(a), which is incorporated herein by reference, for the purpose of effectuating the transfer of the Purchased Assets to the Original Practice. The Sellers hereby further agree that they shall execute such further instruments as customary and reasonable to transfer ownership of the Purchased Assets to the Original Practice, and to take such other actions as may be reasonably require to effect the ownership transfers contemplated in this Settlement Agreement.

     b. Purchasers’ Covenants; Transfer of Purchased Assets to CSI. The Original Practice covenants and agrees that immediately after the sale of the Purchased Assets to the Original Practice as described in Section 2(a) above, the Original Practice shall (i) distribute to each of Centeno and Schultz the PainCare Shares Remaining Sale Proceeds and (ii) transfer, convey, assign and deliver the Purchased Assets to Centeno and Schultz. Centeno and Schultz each covenant and agree that (i) immediately upon receiving any amount of PainCare Shares Remaining Sale Proceeds, Centeno and Shultz shall contribute all such PainCare Shares Remaining Sale Proceeds to CSI and (ii) immediately after the Purchased Assets have been transferred to Centeno and Schultz, Centeno and Shultz shall contribute the Purchased Assets to CSI pursuant to a Contribution Agreement in substantially the same form as Exhibit 2(b) attached hereto. In consideration of PainCare Sub’s agreement to terminate the Management Agreement, as described in more detail in Section 7 below, CSI shall pay all of the PainCare Shares Remaining Sale Proceeds received by it to PainCare Sub in accordance with Section 6 below.

     3. Excluded Assets. Section 2 notwithstanding, the PainCare Sub shall not sell, transfer, assign, convey or deliver to the Original Practice, and the Original Practice is not acquiring any of the following assets of the PainCare Sub (collectively, the “Excluded Assets”):

     a. Goodwill. The goodwill and going concern value pertaining to the Purchased Assets, the Sellers and the business of the Sellers.

     b. Tax Credits and Records. Federal, state and local income and other tax credits and tax refund claims and associated returns and records, provided the Purchasers shall have reasonable access to such records to the extent reasonably necessary for the Purchasers’ own tax planning or returns.

     c. Business Documents. The organizational documents of the Sellers, including without limitation its minute books, general accounting records, correspondence, policies, procedures, reports, data, the financial statements and records of the Sellers and any other documents not deemed part of the Purchased Assets.

     d. Cash. All cash, cash equivalents, bank deposits or accounts, securities, short-term investments or similar items held by or owned by the Sellers and all documentation related thereto.

     4. Assumption of Liabilities. On the Closing Date, CSI shall assume all of the unpaid accounts payable, debts, salary, wages, employee benefit obligations, paid-time off obligations and other obligations of the PainCare Sub in connection with the performance of its obligations under the Management Services Agreement arising in the ordinary course of business and consistent with past practices that exist as of or arise after the Closing Date, including without limitation those liabilities set forth on those certain financial statements attached hereto as Exhibit 4(a) but excluding any management fees due to PainCare Sub under the Management Services Agreement which do not relate to the reimbursement of expenses paid to third parties on behalf of CSI (e.g., the excluding the Base Management Fee and the Bonus Management Fee) (collectively the “Assumed Liabilities”) and assume the obligations, liabilities, duties and responsibilities, including any liability for payments arising on and after the Closing Date, under and pursuant to any and all agreements to which CSI or the PainCare Sub is a party with respect to the operation or management of CSI as set forth on Exhibit 4(b) (the “Assumed Contracts”) and such other leases, subleases, assumption of leases and similar arrangements of the PainCare Sub related to real property utilized in CSI’s practice operations. CSI shall assume the Assumed Liabilities and the Assumed Contracts and hereby releases the Sellers from any and all continuing and further obligations or liabilities related to or arising from (i) the Assumed Liabilities or (ii) the Assumed Contracts which accrue or become due on or after the Closing Date. On the Closing Date, the Parties shall execute and deliver (i) a General Assumption of Liabilities Agreement in the form attached hereto as Exhibit 4(c), evidencing CSI’s assumption of the Assumed Liabilities, (ii) an Assignment and Assumption of Contracts Agreement in the form attached as Exhibit 4(d), evidencing CSI’s assumption of all of the Assumed Contracts (except for real property leases), and (iii) for the practice location, an Assignment and Assumption of Lease, in the form attached as Exhibit 4(e), evidencing CSI’s assumption of the leases for the CSI locations. The Purchasers hereby further agree that they shall execute any further documents, assignments or assurances in law or do any other thing that is reasonably necessary, desirable or proper in order for any third party to fully release the Sellers from any further continuing liabilities or obligations in connection with the Assumed Liabilities or Assumed Contracts.

     5. Conditions Precedent. The obligations of the Sellers to effect the transactions contemplated by this Settlement Agreement shall be subject to the contribution to the Original Practice of all of the PainCare Shares by each of Centeno and Schultz pursuant to a Stock Contribution Agreement in substantially the same form as Exhibit 5 attached hereto (the “Stock Contribution Agreement”).

     6. Purchase Price. The purchase price shall be equal to the sum of the following: (i) in exchange for the Purchased Assets, the purchase price shall be equal to the lesser of (a) Two

Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); and (b) the total amount of proceeds from the sale of the PainCare Shares; and (ii) in exchange for the Sellers’ agreement to terminate the Management Agreement and other agreements, the termination price shall be equal to the sum of (x) Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) plus (y) the PainCare Shares Remaining Sale Proceeds (collectively (i) and (ii) are referred to herein as, the “Purchase Price”). The terms under which the PainCare Shares will be sold are provided in Section 6(c) below.

The Purchase Price shall be payable as follows:

     a. In connection with the termination of the Management Agreement, on the Closing Date, CSI shall transfer to the Sellers by wire transfer in immediately available funds the net cash amount of Three Hundred Seventy Five Thousand and 00/100 Dollars ($375,000.00) (the “Cash Due At Closing”).

     b. In connection with the termination of the Management Agreement, on the Closing Date, CSI shall enter into that certain promissory note in favor of the PainCare Sub in substantially the same form as attached hereto as Exhibit 6(b) (the “Promissory Note”). The Promissory Note shall provide for payment of a principal balance of Three Hundred Seventy Five Thousand and 00/100 Dollars ($375,000.00) accruing no interest (except in the instance of late payments or other default pursuant to the terms of such Promissory Note), payable over sixteen (16) months in equal monthly installments of Twenty-Three Thousand Four Hundred Thirty-Seven and 50/100 Dollars ($23,437.50) with payments commencing on the first (1st) day of the calendar month immediately subsequent to the calendar month in which the Closing occurs, and continuing on the first (1st) day of each calendar month thereafter.

     c. The sale of One Million One Hundred Thirty-Two Thousand Nine Hundred Thirty-One (1,132,931) shares of common stock of PainCare owned by the Purchasers (collectively, the “PainCare Shares”) is to be arranged by First Albany Capital, Inc. (“First Albany”). The Purchasers represent and warrant to the Sellers that the PainCare Shares constitutes all of the shares of PainCare stock owned by the Purchasers immediately prior to the Closing, all of which have been contributed to the Original Practice by Centeno and Schultz. Commencing on the Closing Date, First Albany shall arrange for the sale of the PainCare Shares, the proceeds of which will belong to and be promptly paid (and in all cases within five (5) days of the sale) to the Original Practice, as follows: (i) First Albany will attempt to sell the PainCare Shares at any price not less than fifty cents ($0.50) per share between the Closing Date and February 28, 2007; and (ii) to the extent any of the PainCare Shares remain unsold as of the close of business on February 28, 2007, First Albany shall sell all remaining PainCare Shares at any price, which shall be the highest price First Albany can obtain for the remaining PainCare Shares at that time, the proceeds of which shall belong to and be promptly paid (and in all cases within five (5) days of the sale) to the Original Practice. The Original Practice in turn shall immediately pay the initial Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) of proceeds from the sale of the PainCare Shares to PainCare Sub as payment for the Purchased Assets. Any remaining proceeds from the sale of the PainCare Shares (the “PainCare Shares Remaining Sale Proceeds”) shall be distributed to Centeno and Schultz who shall immediately distribute such monies to CSI, and CSI shall immediately pay such PainCare Shares Remaining Sale Proceeds to the PainCare Sub by wire transfer in immediately available funds. The transfer of the PainCare

Shares Remaining Sales Proceeds from the Original Practice to Centeno and Schultz, from Centeno and Schultz to the CSI and from CSI to the PainCare Sub are intended to occur contemporaneously with one another and the PainCare Sub is an intended third party beneficiary of any of the aforementioned transfers with full right of enforcement against the Original Practice, Centeno, Schultz and CSI for the payment of such proceeds to the PainCare Sub. To the extent the PainCare Shares are sold for less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000), then such proceeds from the sale of all of the PainCare Shares shall be paid to the PainCare Sub in exchange for the Purchased Assets.

     d. The Purchasers shall refer to Sellers’ wire instructions to be provided prior to Closing at least two (2) days prior to the Closing Date or with such other wire instructions as may be provided by the Sellers prior to the initiating of such wire transfer.

     e. The Parties will enter into a security agreement in substantially the same form as attached hereto as Exhibit 6(e) (the “Security Agreement”) pursuant to which PainCare Sub shall have a security interest in the Purchased Assets, any proceeds from the sale of the PainCare Shares, and the accounts receivable of CSI until such time as all amounts due under hereunder have been paid in full.

    f. The Parties will enter into a pledge agreement in substantially the same form as attached hereto as Exhibit 6(f) (the “Pledge Agreement”) pursuant to which PainCare Sub shall have a security interest in the PainCare Shares until such time as the PainCare Shares have been sold and the proceeds have been paid to the PainCare Sub.

7. Termination of the Management Services Agreement and Other Agreements. a. PainCare Sub and CSI shall terminate the Management Agreement as of the Closing Date pursuant to that certain Management Services Termination Agreement attached hereto as Exhibit 7(a) (the “Management Services Termination Agreement”). As a result of the termination of the Management Agreement, no party to the Management Agreement shall have any further or continuing obligation or responsibility to the other party pursuant to such agreement, including the payment of any amounts or performance of any obligations under the terms of the Management Agreement on or after the Closing Date.

     b. In addition to the termination of the Management Agreement, all other agreements, written or oral, among the Parties shall be terminated as of the Closing Date pursuant to the Termination Agreement attached hereto as Exhibit 7(b), and no party thereto shall have obligation or responsibility to any other party thereto under the terms of any such agreements on or after the Closing Date.

     c. In connection with the termination of the foregoing agreements, the parties are hereby deemed to have waived any applicable termination provisions contained in such agreements or any and all other conditions (including, but not limited to, any conditions precedent or conditions subsequent) to the termination thereof.

8. Mutual Releases.

     a. In consideration of (i) the releases given hereby by the Sellers, (ii) the agreement of the Sellers to terminate the Management Agreement and other agreements, (iii) the agreement of Sellers to sell to the Purchasers the Purchased Assets, and (iv) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers shall execute that certain General Release in favor of the Sellers in substantially the same form as attached hereto as Exhibit 8(a).

     b. In consideration of (i) the releases given hereby by the Purchasers, (ii) the agreement of the Purchasers to terminate the Management Agreement and other agreements, (iii) the Purchasers purchase of the Purchased Assets, and (iv) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers shall execute that certain General Release in favor of the Purchasers in substantially the same form as attached hereto as Exhibit 8(b).

     9. Representations and Warranties by the Purchasers. Each of the Purchasers jointly and severally represents, warrants and covenants to the Sellers as follows:

     a. The statements made by such Purchaser in this Section 9 are and will be correct and complete as of the date of the Effective Date of this Settlement Agreement and as of the Closing Date.

     b. Such Purchaser has the full power and authority to execute, deliver and perform this Settlement Agreement and the documents to be delivered by him under this Settlement Agreement.

     c. This Settlement Agreement and the Settlement Documents to be executed and delivered by such Purchaser constitutes the legal, valid and binding obligations of such Purchaser, and will be enforceable in accordance with their respective terms against such Purchaser, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

     d. The execution and deliver by each Purchaser of this Settlement Agreement and the Settlement Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchasers do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to, the articles of incorporation or bylaws of the Original Practice or CSI or any regulation, order or contract to which any of the Purchasers are subject.

     e. Such Purchaser has not assigned, and has the full right to surrender and assign the PainCare Shares as described in Section 6, free and clear of any and all claims, liens, encumbrances, security interests, options to purchase by, or any and all other rights of any third person arising by, through, or under such Purchaser, except for the security interest created by the Pledge Agreement.

     f. The Purchasers have not employed any broker, finder, advisor, consultant or other intermediary in connection with this Settlement Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any of the Sellers, upon or as a result of the execution of this Settlement Agreement or the consummation of the transactions contemplated hereby.

     g. During the period that any amount due under the Promissory Note remains outstanding, none of the Purchasers shall enter into any transaction in which all or substantially all of the assets of CSI are pledged, transferred, assigned, sold or otherwise encumbered to or for the benefit of any person or entity unless the transferee, assignee, creditor or buyer in such transaction agrees in writing to assume the obligation of the Purchasers pursuant to this Settlement Agreement.

     10. Representations and Warranties by the Sellers. Each of the Sellers jointly and severally represents and warrants to the Purchasers as follows:

     a. The statements made by the Seller in this Section 10 are and will be correct and complete as of the date of this Settlement Agreement and as of the Closing Date.

     b. Each of the Sellers is a corporation, validly existing and in good standing under the laws of the State of Forida.

     c. This Settlement Agreement and the Settlement Documents to be executed and delivered by each Seller have been duly approved by all requisite action of such Seller, and such Seller has full power and authority to execute, deliver and perform this Settlement Agreement, together with all of the Settlement Documents to be executed and delivered by it.

     d. Sellers own, have not assigned, and have the full right to assign the Purchased Assets, free and clear of any claim, lien, encumbrance, option to purchase by, or other rights of any third person arising by, through or under any Seller, other than any imposed by any prior or current agreements to which any Purchaser is a party, including the Security Agreement.

     e. This Settlement Agreement and the Settlement Documents to be executed and delivered by each of the Sellers constitutes the legal, valid and binding obligations of such Seller, and will be enforceable in accordance with their respective terms against such Seller, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

     f. The execution and deliver by each Seller of this Settlement Agreement and the Settlement Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to, the articles of incorporation or bylaws of the Sellers or any regulation, order or contract to which any of the Sellers are subject.

     g. Sellers have title to all of the Purchased Assets and will transfer same to the Original Practice, free and clear of all claims, liens or encumbrances, or has contractual rights to those Purchased Assets which are leased and not owned. THE PURCHASED ASSETS ARE BEING SOLD “AS IS, WHERE IS” AND SELLERS DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL OTHER WARRANTIES RELATING TO THE CONDITION, USABILITY, OR AGE OF ANY OF THE ASSETS. To the extent assignable, Sellers shall transfer and assign their rights to any warranties relating to the Purchased Assets to Purchasers.

     h. The Sellers have not employed any broker, finder, advisor, consultant or other intermediary in connection with this Settlement Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any of the Purchasers, upon or as a result of the execution of this Settlement Agreement or the consummation of the transactions contemplated hereby.

     i. PainCare has delivered or made available to the Purchasers PainCare’s Form 10-Q for the quarter ended December 31, 2006, all Form 8-K’s filed subsequent to September 30, 2006, and Form 10-K for the year ended December 31, 2005, as amended (collectively, the “Current Filings”). The Current Filings, as of the date of the filing thereof, the date of this Settlement Agreement, and the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial information for PainCare and its subsidiaries contained in the Current Filings fairly present in all material respects, as of the dates thereof and for the periods then ended, the financial condition, results of operation and prospects of PainCare and its consolidated subsidiaries in conformity with generally accepted accounting principles consistently applied (“GAAP”) (except as indicated in the notes thereto), subject to normal year-end adjustments with respect to unaudited financial statements.

     j. PainCare Sub has delivered to the Purchasers an unaudited balance sheet of the PainCare Sub as of February 28, 2007 (the “Financial Statement Date”), and the related unaudited statements of income, shareholders’ equity and cash flows for the period then ended (collectively, the “Financial Statements”). The Financial Statements were prepared from the books and records of the PainCare Sub, which are correct and complete, except to the extent any errors or omissions have resulted from information provided by any of the Purchasers. The Financial Statements present fairly and accurately the financial position of the PainCare Sub and the results of its operations as of the respective dates and for the periods presented therein and have been prepared in accordance with GAAP. To the knowledge of the Sellers, the PainCare Sub has not undergone any material adverse change in its business, condition (financial or otherwise) or prospects, or suffered any material damage, destruction or loss (whether or not covered by insurance) since the Financial Statement Date. Since the Financial Statement Date, the PainCare Sub has operated only in the ordinary course of business, and no change has been made or transaction entered into in anticipation of the transactions contemplated by this Settlement Agreement.

Except as set forth in the Financial Statements, the PainCare Sub has no liability, debt or obligation, whether known or unknown, absolute or contingent, arising under contract, in tort, by statute or regulation or otherwise, accrued or unaccrued, liquidated or unliquidated and due or to become due, and whether for the payment of money, the provision of goods or services or the performance of any other obligation (a “Liability”) except Liabilities which have arisen after the Financial Statement Date in the ordinary course of business, consistent with historical practice (none of which Liabilities arises out of or relates to any breach of contract, breach of warranty, tort, infringement or violation of law).

As of the date of this Settlement Agreement, neither the Financial Statements nor any other information regarding the PainCare Sub delivered by the Sellers to the Purchasers contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

11. Closing.

a. The closing of the transactions contemplated by this Settlement

Agreement (the “Closing”) shall be held on or before midnight Eastern Time on February 28, 2007 (the “Closing Date”), or such other time, as agreed upon in writing by the Parties hereto and shall be handled via facsimile execution with originals to follow via overnight delivery. Between the Closing Date and the Effective Date, the respective counsel for each of the Sellers, on the one hand, and the Purchasers, on the other hand, will hold the other parties’ execution pages of the documents set forth at Section 11(b) below in trust until the Closing Date at which time (i) the Purchasers shall wire to the Sellers the Cash Due at Closing, and (ii) each counsel shall release executed documents to their respective client upon written confirmation from the Sellers or its legal counsel that the aforementioned wire has been received; all without any additional required action by the parties.

b.	At the Closing:
	i.	The Sellers shall deliver to the Purchasers the following:
		(1)	A duly executed Bill of Sale;
		(2)	A duly executed Management Services Termination Agreement;

		(3)	A duly executed Termination Agreement;
		(4)	A duly executed General Release in favor of Purchasers;
		(5)	A duly executed Assignment and Assumption of Liabilities;

		(6)	A duly executed Assignment and Assumption of Contracts;
		(7)	A duly executed Assignment and Assumption of Lease;
		(8)	A duly executed Security Agreement;

(9) A duly executed Pledge Agreement;

(10) A duly executed Secretary’s Certificate of PainCare and the PainCare Sub certifying as to the resolutions approved by the Board of Directors of each of the Sellers to enter into this Settlement Agreement and consummate the transactions contemplated hereby, the Articles of Incorporation of each of the Sellers and Certificate of Good Standing of each of the Sellers, all of which shall be attached to the Secretary’s Certificate; and

     (11) Such other documents and certificates as are required or otherwise reasonably requested by the Purchasers pursuant to the provisions of this Settlement Agreement or any ancillary document hereto.

ii.	The Purchasers shall deliver to the Sellers the following:
	(1)	The Cash Due At Closing;
	(2)	A duly executed Promissory Note;
	(3)	A duly executed Security Agreement;
	(4)	A duly executed Pledge Agreement;
	(5)	A duly executed Management Services Termination Agreement;

	(6)	A duly executed Termination Agreement;
	(7)	A duly executed General Release in favor of Sellers;
	(8)	A duly executed Assignment and Assumption of Liabilities;

	(9)	A duly executed Assignment and Assumption of Contracts;
	(10)	A duly executed Assignment and Assumption of Lease;
	(11)	A copy of the duly executed Stock Contribution Agreement;

	(12)	A duly executed Secretary’s Certificate of the Original

    Practice, TMI and CSI certifying as to the resolutions approved by the Board of Directors of each to enter into this Settlement Agreement and consummate the transactions contemplated hereby, the Articles of Incorporation of each and Certificate of Good Standing of each, all of which shall be attached to the Secretary’s Certificate; and

     (13) Such other resolutions, documents and certificates as are required or otherwise reasonably requested by the Sellers pursuant to the provisions of this Settlement Agreement.

12. Required Consents; Further Assurances. The Parties will use commercially reasonable efforts to obtain in writing, as promptly as possible, all consents, authorizations and approvals required to be obtained by any of them in connection with the transactions contemplated by this Settlement Agreement. In the event any Party discovers additional instruments, certificates, consents or other documentation are necessary to effectuate delivery of the Settlement Documents, or any other properties, rights and interests intended to be transferred in accordance with the Settlement Documents or this Settlement Agreement, each other Party agrees to execute and deliver such other instruments, certificates, consents, and documents as are reasonably requested by such Party.

13. Employees; Benefit Plans.

    a. On the Closing Date, Sellers will terminate and Purchasers will employ all individuals employed by Sellers that currently work at the office of CSI. Sellers shall have no continuing or further obligation with respect to its former employees, which obligations shall be assumed by Purchasers, including but not limited to payroll, insurance and benefit obligations (including accrued paid time off, vacation and sick time benefits).

     b. To the extent applicable, Sellers shall terminate the active participation of all employees of Sellers that currently work at the office of CSI in any of Seller’s qualified retirement plans as soon as practicable after the Closing Date.

14. No Admission of Liability; Covenant Not to Sue.

     a. The releases set forth in the General Releases are accepted by the parties hereto as compromises of disputed claims and comprise part of the transactions contemplated herein, and shall not be construed as an admission of liability on the part of any of the Parties hereto.

     b. Each of the Parties hereto agrees that none of them, nor any of their respective agents, employees, personal or legal representatives, successors or permitted assigns will bring, commence, institute, maintain or prosecute any action at law or proceeding in equity, or any legal proceeding whatsoever, or any claim for relief or damages, against any of the other Parties hereto which is based in whole or in part on any of the matters or claims released under the General Releases. The parties hereto agree that the releases contained in the General Releases may be pleaded as a full and complete defense, and may be used as a basis for an injunction against, any action or suit or other proceeding that may be commenced, instituted, prosecuted or attempted by any of the other parties hereto or any of their personal or legal representatives, employees, agents, officers, directors, successors or permitted assigns, in breach of any of the provisions set forth in this Settlement Agreement. The parties hereto further agree that none of them will, at any time, take any action of any nature whatsoever to (i) obtain a determination that this Settlement Agreement, or the transactions contemplated hereby, are unlawful, illegal or against public policy, (ii) challenge the validity or enforceability of the Agreement or the transactions contemplated hereby, (iii) or that any of the arrangements set forth in the Agreement, or any of the transactions contemplated hereby, are unlawful in any other manner whatsoever.

 15. Access to Records and Premises. For a period of three (3) years from the date hereof (or such longer period as may be necessary for the Parties to comply with applicable Federal and state regulations), the Parties hereto shall retain and provide each other and their designees with reasonable access to each other’s books and records for proper business purposes, including, but not limited to, defending claims asserted against the other, or as may be otherwise reasonably necessary in order for the Parties to carry on their business operations and to comply with applicable statutory, regulatory or judicial requirements provided such access shall require seventy-two (72) hours prior written notice and not interfere with the business operation of the other Party. Purchasers hereby agree that employees and representatives of Sellers shall be permitted continued access to Purchasers’ premises for a period of sixty (60) days from the date of Closing for purposes of winding down Sellers’ business at CSI location. On the Closing Date, Purchasers shall deliver to Seller all intellectual property belonging to Sellers, including, but not limited to, marketing materials (including signs and logos), quality improvement processes, compliance programs, policy and procedure handbooks and manuals, and all other documents and materials in the possession of Purchasers that contain any confidential information.

16. Indemnity.

a. Each of the Sellers shall joint and severally indemnify, defend and hold harmless each of the Purchasers, their heirs, successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Purchaser Indemnitees”), from and against any demand, claim, action, damage or liability (including without limitation reasonable attorney fees, expert and outside consulting fees and related court expenses) (“Damages”) asserted against or imposed upon or incurred by the Purchaser Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of any of the Sellers set forth in this Settlement Agreement or any Settlement Documents, or (ii) any litigation, legal proceeding, or claim resulting from the wrongful or negligent conduct of any of the Sellers. The Purchasers shall promptly notify the Sellers of any such litigation, legal proceeding, or claim.

     b. Each of the Purchasers shall jointly and severally indemnify, defend and hold harmless each of the Sellers, their heirs, successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Seller Indemnitees”), from and against any Damages asserted against or imposed upon or incurred by the Seller Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of such Purchaser set forth in this Settlement Agreement or any Settlement Documents, (ii) any assertion with respect to the use of the Purchased Assets arising after the Closing Date, except with respect to assertions relating to the title thereof; (iii) noncompliance with any bulk sales or similar laws or sales or use taxes resulting from the consummation of the transactions contemplated by this Settlement Agreement and the Settlement Documents; (iv) any assertion with respect to the Assumed Contracts arising after the Closing Date; (v) any assertion with respect to the Assumed Liabilities or any other unpaid operating liability or expense relating to the operation of CSI that Sellers are not required to pay pursuant to this Settlement Agreement; and (vi) any claim of medical malpractice with respect to services provided at the location of CSI.

     c. The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreement contained in this Settlement Agreement, stating the nature and basis of said claims and the amounts thereof, to the extent known. After such notice, if the indemnifying party shall acknowledge in writing to the indemnitee that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim and the indemnifying party shall have presented evidence satisfactory to the indemnitee of the indemnifying party’s financial ability to satisfy its obligations under this Settlement Agreement or, in the indemnitee’s sole discretion, the indemnifying party shall have provided to the indemnitee collateral or security sufficient to satisfy the indemnifying party’s obligations to the indemnitee hereunder, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such claim, lawsuit or action and to employ and engage attorneys of its own choice to handle and contest and defend the same, at the indemnifying party’s cost, risk and expense. If the claim, lawsuit or action is an insured claim under the indemnifying party’s applicable insurance coverage, the claim shall be submitted to the insurance carrier and the indemnification obligation shall only be for such amount as not covered by such insurance policy. The indemnitee shall cooperate in all reasonable respects, at the cost and expense of the indemnifying party, with the indemnifying party, the insurance carrier (if applicable) and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom, or in the processing and resolution of any claim filed with the insurance carrier, and both parties shall cooperate with each other to insure the diligent and timely resolution of the matters in this Settlement Agreement and in providing access to relevant books and records in their possession; provided, however, that the indemnitee may, at its own cost, select counsel and participate in the investigation, settlement, trial and defense of such claim, lawsuit or action and any appeal arising therefrom. No indemnifying party may effect any settlement that could result in any cost, expense or liability to the indemnitee unless such indemnitee consents in writing to such settlement and the indemnifying party agrees to indemnify the indemnitee therefor. No indemnitee may pay any claim or effect any settlement that could result (i) in any cost, expense or liability of the indemnifying party under this Settlement Agreement or otherwise, or (ii) in preventing the indemnifying party from recovering under the indemnifying party’s insurance coverage, unless the indemnifying party consents in writing to such payment or settlement; provided, however, that the indemnitee may pay any such claim or effect a settlement if the indemnitee relieves the indemnifying party of any liability therefor. All insurance proceeds collected pursuant to the indemnitee’s insurance coverage shall be paid to satisfy such claim, lawsuit or enforcement action and the balance, if any, shall be paid to the indemnitee. Any damages incurred by an indemnitee not covered by insurance shall be paid to indemnitee by the indemnifying party.

     d. All of the representations, warranties, covenants, and agreements contained in this Settlement Agreement are material and have been relied upon by each of the parties hereto and shall survive the Closing for their applicable statute of limitations. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of such party.

     e. Each party hereto acknowledges that he or it has had a full and fair opportunity to review this Settlement Agreement, understands all of its terms and provisions, and has consulted with an attorney of his or its choice before executing this Settlement Agreement. Each Party also acknowledges that no promises or inducements have been offered or given to him or it to persuade him or it to execute this Settlement Agreement, other than that consideration herein recited; that such party is not relying on any representations or statements by any other party in connection with this Settlement Agreement, other than representations and statements contained herein or instruments executed or delivered pursuant to this Settlement Agreement; and that this Settlement Agreement, together with instruments executed or delivered pursuant to this Settlement Agreement, is intended as a full accord and satisfaction of bona fide dispute concerning the relationship between the Parties.

     f. Each party and his or its attorneys have made various statements and representations to the other party and his or its attorneys during negotiations leading to this Settlement Agreement. Nevertheless, each party specifically does not rely upon any statement, representation, legal opinion, or promise of any other party or his or its counsel in executing this Settlement Agreement or in making the settlement provided for herein, except as expressly stated in this Settlement Agreement. The representations and releases contained in this Settlement Agreement will survive the consummation of the transactions contemplated by this Settlement Agreement.

     17. Confidentiality. No party will disclose or use the terms of this Settlement Agreement or the Settlement Documents, other than the fact of settlement, to anyone other than such party’s attorneys, members, managers, shareholders, lenders, or accountants, in connection with arbitration/ litigation to enforce this Settlement Agreement, or as otherwise required by law or as deemed appropriate by the Sellers’ legal counsel in connection with securities and other laws. Further, the Parties agree that if any breach of this Section 17 occurs, irreparable harm not fully compensable by damages will occur. For that reason, in the event of any breach of this Section 17, the nonbreaching Party will be entitled to injunctive relief, as well as damages. Notwithstanding the arbitration provision of this Settlement Agreement, either Party may seek injunctive relief in any court having jurisdiction to enforce this Section 17.

     18. Nondisparagement. From and after the date of this Settlement Agreement, each party will refrain from making any disparaging statements, communications or comments about another party to this Settlement Agreement, and from in any way interfering with their existing or prospective business relationships.

     19. Notices. All notices, requests, demands, claims, and other communications under this Settlement Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Settlement Agreement will be deemed duly given only if it is sent by registered, certified, or express mail, return receipt requested, postage prepaid, and must be addressed to the intended recipient as follows:

If to the Sellers, or either of them, at:

PainCare Holdings, Inc.
1030 North Orange Avenue
Suite 105
Orlando, Florida 32801

Attention: President

With a copy to:

McDermott, Will & Emery, LLP
201 South Biscayne Boulevard
Suite 2200
Miami, Florida 33131-4336
Attention: Joshua M. Kaye, Esq.

If to the Purchasers, or either of them, at:

Christopher J. Centeno, M.D.
11080 Circle Point Road, Suite 140
Westminster, Colorado 80020
Attention: Christopher J. Centeno, M.D.

With a copy to:

Bill Fishman, Esq.

Notices will be deemed given and received upon confirmation of receipt if sent by facsimile, the one day after pick-up if sent by reputable overnight courier, next day delivery service, or three (3) days after mailing if sent by certified or registered mail, or when delivered by express mail. Either party may change the address to which notices, requests, demands, claims and other communications under this Settlement Agreement are to be delivered by giving the other party notice in the manner set forth above.

     20. Final Agreement. This Settlement Agreement, together with the other Settlement Documents, constitutes a single, integrated, written contract expressing the entire agreement of the Parties relative to this matter. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party, except as specifically set forth in this Settlement Agreement. All prior discussions and negotiations have been and are merged and integrated into and are superseded by, this Settlement Agreement.

     21. Governing Law. This Settlement Agreement will be governed and construed in accordance with the laws of the State of Colorado, without giving effect to choice of law principles.

     22. Amendments in Writing. Any amendments to this Settlement Agreement must be in writing and signed by or on behalf of all Parties to the Settlement Agreement.

     23. Enforceability; Waiver. Should any provision of this Settlement Agreement be found legally unconscionable, objectionable, or otherwise unenforceable, all other provisions of this Settlement Agreement will remain in full force and effect. No delay or omission on the part of any Party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Settlement Agreement.

     24. No Assignment of Any Rights or Claims. The Parties to this Settlement Agreement warrant that they have not assigned the claims released herein, that they will not assign the claims before the Closing, and that they have the full right to execute this Settlement Agreement.

     25. Survival. The warranties, representations, covenants and agreements contained in this Settlement Agreement will survive the Closing, and will survive indefinitely.

     26. Section Headings. The section headings appearing in this Settlement Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and should not be deemed to define, limit, or extend the scope or intent of any section.

     27. Cooperation in Drafting. Each party has cooperated in the drafting and preparation of this Settlement Agreement. Hence, in any litigation or arbitration concerning this Settlement Agreement, the same will not be construed against any party.

     28. Expenses. All expenses in connection with the preparation of this Settlement Agreement and Settlement Documents, including, without limitation, counsel fees, accounting fees and disbursements, shall be borne by the respective party(ies) incurring such expense, whether or not such transactions are consummated. To the extent the sale of certain assets pursuant to this Settlement Agreement is subject to Colorado sales or use tax and any other applicable state tax, such taxes, excluding any income or earnings tax, shall be paid by the Purchasers at such time as such taxes are due and payable to the applicable taxing authority.

     29. Execution in Counterparts and by Facsimile. This Settlement Agreement may be signed in counterparts and facsimile copies, each of which may be delivered by telecopy or other electronic means as agreed to by the Parties, but will not be effective until all parties have signed at least one counterpart.

     30. Time is of the Essence. Time is of the essence with regard to all terms and provisions set forth in this Agreement.

[Signatures appear on next page]

This Settlement Agreement is hereby made as of the Effective Date

PAINCARE:

PAINCARE HOLDINGS, INC.

By: /s/ Mark Szporka
Print: Mark Szporka
Title: Chief Financial Officer

PAINCARE SUB:

PAINCARE ACQUISITION COMPANY XXI, INC.

By: /s/ Mark Szporka
Print: Mark Szporka
Title: Chief Financial Officer

ORIGINAL PRACTICE:
CHRISTOPHER J. CENTENO, M.D., P.C.
/s/ Christopher J. Centeno, M.D.
Christopher J. Centeno, M.D., President

CSI:
CENTENO SCHULTZ, INC.
/s/ Christopher J. Centeno, M.D.
Christopher J. Centeno, M.D., President

TMI:

THERAPEUTIC MANAGEMENT, INC.

By:/s/ Christopher J. Centeno, M.D.
Print: Christopher J. Centeno, M.D.
Title: President

CENTENO:

/s/ Christopher J. Centeno, M.D.
Christopher J. Centeno, M.D.

SCHULTZ:

/s/ John Schultz, M.D.
John Schultz, M.D.

     EXHIBIT 4 ASSUMED CONTRACTS